Exhibit 10.23

APPROVAL OF THE AMENDED 1995 DIMON INCORPORATED OMNIBUS STOCK INCENTIVE PLAN

(Proposal 3)

           The Board unanimously has approved and recommends amending DIMON's Omnibus Stock Incentive Plan (the "Incentive Plan") to: (i) increase the number of shares of DIMON Common Stock issuable under the Incentive Plan from 2,066,229 to 4,266,229; (ii) extend the duration of the Incentive Plan to February 8, 2015; (iii) expand the performance measures for eligibility for certain awards to include reductions in uncommitted and other inventories and debt; (iv) provide that non-employee members of the Board of Directors may participate in the Incentive Plan; and (v) eliminate the requirement that shareholders approve changes to the Incentive Plan that would increase benefits payable to the participants, except as would be required by the rules of any stock exchange on which DIMON Common Stock trades and subject to the overall limit on the number of shares issuable under the Incentive Plan. The proposed amendments require approval by vote of a majority of the votes entitled to be cast on the matter at the annual meeting. Consequently, abstentions and broker non-votes will be equivalent to votes against the proposed amendments.

General

           The Board adopted the Incentive Plan on February 9, 1995. The purpose of the Incentive Plan as amended is to assist DIMON in recruiting and retaining employees and Directors by enabling those employees and Directors to participate in DIMON's future success and to associate their interests with those of DIMON and its shareholders. The Incentive Plan permits the grant of options to purchase shares of DIMON Common Stock ("Options"), which may be incentive Options qualifying under Section 422 of the Code ("Incentive Options") or Options not so qualifying ("Nonqualified Options"), stock appreciation rights ("SARs"), restricted stock ("Restricted Stock"), performance shares ("Performance Shares") and incentive awards entitling the recipient to receive a cash payment ("Incentive Awards"). The principal features of awards that may be granted under the Incentive Plan are discussed below under the caption " Awards."

           Under the amended Incentive Plan, a maximum of 4,266,229 shares of DIMON Common Stock may be issued upon the award of Restricted Stock, the settlement of Performance Shares or the exercise of Options and SARs. This maximum number will be increased annually by three percent (the "Replenishment Percentage") of the amount, if any, by which the total number of shares of DIMON Common Stock outstanding as of the last day of DIMON's fiscal year exceeds the total number of shares of DIMON Common Stock outstanding as of the first day of such fiscal year, excluding for such purposes shares of DIMON Common Stock issued under the Incentive Plan and shares of DIMON Common Stock issued as a result of the transactions or events described in the last sentence of the following paragraph. Pursuant to this provision, the number of shares issuable under the Plan was increased from the 2,000,000 shares originally authorized on February 9, 1995, to 2,066,229 shares as of June 30, 1999.

           If an Option or SAR is terminated, in whole or in part, for any reason other than its exercise, the number of shares of DIMON Common Stock allocated to the Option or SAR or portion thereof may be reallocated to other Options, SARs, Restricted Stock and Performance Share awards to be granted under the Incentive Plan. However, under the current Incentive Plan, shares of Restricted Stock that are forfeited may not be reallocated to other Options, SARs, Restricted Stock or Performance Shares to be awarded under the Incentive Plan. This restriction would be eliminated under the proposed amendments and forfeited Restricted Stock could be reallocated. The maximum number of shares available for awards under the Incentive Plan, the Replenishment Percentage, the per individual limits on awards (described below) and the terms of outstanding awards, will be adjusted as the Committee (defined below) determines equitable in the event there is (i) a change in the number of outstanding shares of DIMON Common Stock by reason of a stock dividend, stock split, subdivision or combination of shares, merger, consolidation, reorganization or similar change in the capital structure of DIMON or (ii) any other event occurs that, in the judgment of the Committee, necessitates such action.

Administration

           The Executive Compensation Committee (the "Committee") of the Board administers the Incentive Plan. Under the terms of the Incentive Plan, the Committee has the authority to award Restricted Stock and Performance Shares, and to grant Options, SARs and Incentive Awards, upon such terms not inconsistent with the provisions of the Incentive Plan as the Committee considers appropriate. Such terms may include conditions, in addition to those contained in the Incentive Plan, on the exercisability of all or any part of an Option or SAR or on the transferability of forfeitability of Restricted Stock. Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which an Option or SAR may be exercised or the time at which Restricted Stock may become transferable or nonforfeitable. In addition, the Committee has complete authority to: interpret all provisions of the Incentive Plan; prescribe the form of agreements evidencing awards under the Incentive Plan; adopt, amend and rescind rules and regulations pertaining to the administration of the Incentive Plan; and make all other determinations necessary or advisable for the administration of the Incentive Plan. The Committee, in its discretion, also may delegate to one or more officers of DIMON all or part of its authority and duties with respect to awards granted to employees who are not subject to the reporting or other provisions of Section 16 of the Exchange Act.

Eligibility

           Any employee of DIMON or any parent or subsidiary of DIMON and any member of the Board of DIMON is eligible to participate in the Incentive Plan if the Committee, in its sole discretion, determines that such person has contributed to the profits or growth of DIMON or such affiliate.

Awards

           Options granted under the Incentive Plan will entitle the optionee to purchase from DIMON shares of DIMON Common Stock at a price determined by the Committee at the time the option is granted. The option price may not be less than the fair market value of shares of DIMON Common Stock on the date the Option is granted. The Incentive Plan defines "fair market value" to mean, as of any given date, the closing price of DIMON Common Stock as reported on an established stock exchange or, if DIMON Common Stock was not traded on such day, the next preceding day that DIMON Common Stock so traded. Under the amended Incentive Plan, the maximum number of shares of DIMON Common Stock that may be issued upon the exercise of Incentive Options is 4,266,229 subject to adjustment by the Committee in the event of a stock dividend, stock split, subdivision or combination of shares, merger, consolidation, reorganization or similar change in the capital structure of DIMON or event which, in the judgment of the Committee, necessitates such action. No employee may be granted Incentive Options or related SARs that are first exercisable in any calendar year for stock having an aggregate fair market value, determined as of the date an Option is granted, exceeding $100,000. In addition, no employee may be granted Options and SARs that are not related to an Option in any calendar year for more than 70,000 shares of DIMON Common Stock, treating for such purposes an Option and related SAR as a single award.

           SARs generally entitle an individual to receive the excess of the fair market value of a share of DIMON Common Stock on the date of exercise over the initial value, which will be the fair market value of a share of DIMON Common Stock on the date of grant. However, the Committee may prescribe that the individual realize appreciation on a different basis. For example, the Committee may limit the amount of appreciation that may be realized upon the exercise of an SAR. SARs may be granted in relation to option grants ("Corresponding SARs") or independently of option grants. The primary difference between these two types of SARs is that to exercise a Corresponding SAR, the individual must surrender, unexercised, that portion of the stock option to which the Corresponding SAR relates.

           The maximum period during which an Option or SAR may be exercised will be determined by the Committee on the date of grant, except that no Incentive Option or its Corresponding SAR may be exercisable 10 years after the date of grant. All Options and SARs granted under the Incentive Plan will be nontransferable except by will or by the laws of descent and distribution. Notwithstanding the preceding sentence, if the agreement evidencing the Option or SAR provides, an Option or SAR may be transferred without consideration by the holder to certain of his or her family members. The Committee also may grant Options or SARs that are transferable on other terms and conditions as may be permitted by Rule 16b-3 under the Exchange Act. Options or SARs may be exercised in whole at any time, or in part from time to time, at such times and in compliance with such requirements as the Committee determines, provided that a Corresponding SAR that is related to an Incentive Option may be exercised only to the extent that the related Option is exercisable and only when the fair market value of DIMON Common Stock exceeds the option price of the related Option. The exercise of either an Option or Corresponding SAR will result in the termination of the other to the extent of the number of shares with respect to which the Option or Corresponding SAR is exercised.

           Payment of the option price generally will be made in cash, a cash equivalent acceptable to the Committee or, if the agreement evidencing the Option provides, by surrendering shares of DIMON Common Stock. The agreement evidencing the Option also may allow payment of the option price in installments, in which event DIMON will lend the optionee an amount equal to not more than 90 percent of the option price, and the principal amount of the loan will be repayable in not more than five annual installments, subject to some exceptions. Interest on the unpaid principal balance will equal the minimum rate necessary to avoid imputed interest or original interest discount under the Internal Revenue Code (the "Code"). At the Committee's discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, DIMON Common Stock or a combination of both.

           Individuals may also be awarded shares of Restricted Stock. Restricted Stock is DIMON Common Stock that may be nontransferable or forfeitable, or both, unless and until certain conditions are satisfied. These conditions may include, for example, a requirement that the individual continue employment or service with DIMON for a specified period or that DIMON or the individual achieve stated objectives. Under the current Incentive Plan, the stated objectives may be based on performance goals stated with reference to the fair market value of DIMON Common Stock or on DIMON's return on shareholders' equity, return on employed assets, cash flow, return on investments, net income or earnings per share. The proposed amendments also would permit objectives related to uncommitted and other inventory levels or debt levels. Prior to the forfeiture of Restricted Stock, an individual will have all rights of a shareholder with respect to the Restricted Stock, including the right to receive dividends and to vote the shares, but may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Stock until any restrictions thereon have been satisfied. Under the Incentive Plan, no more than 35,000 shares of Restricted Stock may be awarded to an employee in any calendar year.

           The Committee also may select individuals to receive an award of Performance Shares. A Performance Share is an award, stated with respect to a specified number of shares of DIMON Common Stock, that entitles the holder to receive shares of DIMON Common Stock and cash. The Committee, in its discretion, will determine whether a Performance Share will be settled with shares of DIMON Common Stock, cash or a combination of both. A Performance Share will be earned based on the lowest fair market value of DIMON Common Stock during the five valuation periods (June 1 through October 31) following the date of the award. The number of shares of DIMON Common Stock earned under a Performance Share award as of the end of a valuation period will be equal to the product of (x) the number of shares covered by the Performance Share award and (y) the Applicable Percentage (as defined in the next sentence), provided that such product will be reduced by the number of shares of DIMON Common Stock earned or, in the case of a cash payment, the number of shares represented by the payment made in a prior valuation period with respect to the same Performance Share award. Under the Incentive Plan, Applicable Percentage means the same percentage, in multiples of five percent, by which the lowest fair market value of the DIMON Common Stock during a valuation period exceeds the fair market value of DIMON Common Stock on the date that the Performance Share was granted. For example, if the lowest closing price of DIMON Common Stock during a valuation period represents a 10 percent appreciation from the fair market value on the date of grant, 10 percent of the Performance Shares will be earned. The Applicable Percentage may not be less than zero but can exceed 100 percent.

           No Performance Shares will be earned, and no DIMON Common Stock will be issued, unless the lowest closing price of DIMON Common Stock during a valuation period represents at least five percent appreciation from the fair market value on the date of grant. No Performance Shares will be earned or cash settlement made with respect to any valuation period unless the Committee certifies the number of shares of DIMON Common Stock or the amount of cash earned by an employee during that period. To the extent that a Performance Share award is earned, DIMON Common Stock will be issued or a cash payment will be made as soon as practicable after the end of each valuation period.

           The Incentive Plan provides that an individual's right to earn additional benefits under a Performance Share award will terminate if the individual's employment or service with DIMON and its subsidiaries ends for reasons other than death, disability or retirement. If an individual's employment or service ends on account of death, disability or retirement, the employee, or his estate in the case of death, will be entitled to receive shares of DIMON Common Stock or a cash payment for benefits earned in valuation periods preceding termination of employment and the next following valuation period. Under the Incentive Plan, no employee may be awarded more than 35,000 Performance Shares in any calendar year. An individual may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of a Performance Share or the right to receive payment thereunder other than by will or the laws of descent and distribution. Notwithstanding the preceding sentence, the Committee may grant Performance Shares that are transferable to the extent allowed by Rule 16b-3 under the Exchange Act.

           The Incentive Plan provides that the Committee may select individuals to receive Incentive Awards. An Incentive Award is an opportunity to earn a bonus, payable in cash, upon the attainment of stated performance objectives. Under the amended Incentive Plan, the performance objectives may be stated with reference to the fair market value of DIMON Common Stock or on DIMON's return on shareholders' equity, return on employed assets, cash flow, return on investments, net income, earnings per share, uncommitted inventory levels or debt levels. The period in which the performance will be measured will be at least one year. Incentive Awards are nontransferable except by will or by the laws of descent and distribution, except that the Committee may grant Incentive Awards that are transferable upon such terms and conditions as are allowed by Rule 16b-3 under the Exchange Act. Under the Incentive Plan, no employee may receive an Incentive Award payment in any calendar year that exceeds the lesser of (i) 75 percent of the employee's base salary (prior to any salary reduction or deferral election) as of the date of grant of the Incentive Award or (ii) $450,000.

Termination and Amendment

           No awards may be granted under the current Incentive Plan after February 8, 2005. The proposed amendments would extend this date to February 8, 2015. The Board may, without further action by shareholders, terminate or suspend the Incentive Plan in whole or in part. Under the current Incentive Plan, the Board also may amend the Incentive Plan, except that no such amendment may become effective without shareholder approval if the amendment materially increases the number of shares of DIMON Common Stock that may be issued under the Incentive Plan, changes the class of individuals who may be selected to participate in the Incentive Plan, or increases the benefits that may be payable to participants. The proposed amendments would eliminate the requirement that shareholders approve amendments that would increase benefits payable to the participants under the Incentive Plan, except as would be required by the rules of any stock exchange on which DIMON Common Stock trades and subject to the overall limit on the number of shares issuable under the Incentive Plan. This amendment will increase the flexibility of the Incentive Plan, while preserving the shareholders rights' under existing stock exchange rules and their prerogative to approve the aggregate number of shares issuable under the Incentive Plan.

Federal Tax Consequences

           DIMON has been advised by counsel regarding the federal income tax consequences of the Incentive Plan. No income will be recognized by an optionee at the time an Option is granted. If the Option is an Incentive Option, no income will be recognized upon the optionee's exercise of the Option. Income will be recognized by an optionee when he disposes of shares acquired under an Incentive Option. The exercise of a Nonqualified Option generally will be a taxable event that will require the optionee to recognize, as ordinary income, the difference between the shares' fair market value and the option price.

           No income will be recognized upon the grant of an SAR. The exercise of an SAR generally will be a taxable event. The individual generally must recognize income equal to any cash that is paid and the fair market value of DIMON Common Stock that is received in settlement of an SAR.

           Income will be recognized when a Performance Share award is earned and when DIMON Common Stock is transferred or cash is paid to the individual. At that time the individual will recognize income equal to the sum of the fair market value of any DIMON Common Stock transferred, and any cash paid, to the individual.

           Income will be recognized on account of an award of Restricted Stock when the shares first become transferable or are no longer subject to a substantial risk of forfeiture. At that time, the individual will recognize income equal to the fair market value of the Restricted Stock.

           No income will be recognized on account of the grant of an Incentive Award. Income will be recognized when the Incentive Award is earned and a payment is made to the individual.

           The employer, either DIMON or a subsidiary, will be entitled to claim a federal income tax deduction on account of the exercise of a Nonqualified Option or SAR, the settlement of a Performance Share award, the settlement of an Incentive Award or the vesting of a Restricted Stock award. The amount of the deduction will be equal to the ordinary income recognized by the participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an Incentive Option, except that the employer may claim a federal income tax deduction on account of certain dispositions of Incentive Option stock.

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